                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                               FOR THE PERIOD ENDED
                                                                                     MARCH 31,
                                                                         --------------------------------
                                                                             1997                   1996*
                                                                             ----                   -----

Net income (in thousands)                                                $      855            $      470
                                                                         ==========            ==========

Weighted average shares outstanding  (1) **                               1,438,348             1,495,086
Common stock equivalents due to the dilutive effect of
    stock options under the treasury stock method                            14,041                    --
                                                                         ----------            ----------
  Weighted average shares outstanding and
    common stock equivalents                                              1,452,389             1,495,086

Primary earnings per share                                               $     0.59            $     0.31
                                                                         ==========            ==========

Weighted average shares outstanding and
   common stock equivalents (above)                                       1,452,389             1,495,086
Additional dilutive common stock equivalents using period end
   market value versus average market value for the period                    8,341                    --
                                                                         ----------            ----------

Fully diluted weighted average shares and
  common stock equivalents                                                1,460,730             1,495,086

Fully diluted earnings per share                                         $     0.59            $     0.31
                                                                         ==========            ==========

*   Six-month period following the Bank's conversion to stock form.
** Includes only the portion of ESOP shares committed to be released to participants.